                                                                    Exhibit 10.3

                                LIMITED RECOURSE PROMISSORY NOTE


Date: March 31, 2001                  Amount: $500,000.00          Maturity Date: March 31, 2004

================================================================================================
Lender:                                                  Borrower:

Carreker Corporation                                     Robert E. Hall
4055 Valley View Lane, # 1000                            6615 Clearhaven
Dallas, Dallas County, Texas 75244-5069                  Dallas, Dallas County, Texas 75248-4019
Attention:  Terry L. Gage, Chief Financial Officer






================================================================================================





     FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Carreker Corporation, its successors and assigns, without setoff, at its offices indicated at the beginning of this Promissory Note (this "Note"), or at such other place as may be designated by Carreker Corporation, the principal amount of FIVE HUNDRED THOUSAND AND NO/100 Dollars ($500,000.00), together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. INTEREST RATE. The interest rate (the "Rate") shall be five (5%) percent per annum.

Notwithstanding any provision of this Note or any other agreement or commitment between Borrower and Carreker Corporation, whether written or oral, express or implied, Carreker Corporation shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited, so that Carreker Corporation shall be paid, as interest, a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law. If Carreker Corporation ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to Carreker Corporation by Borrower, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Borrower. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.

To the extent, if any, that TEX. REV. CIV. STAT. ANN. art. 5069-1D.001 - 1D.016 (TEX. FIN. CODE SECTIONS 303.001 - 303.308), as amended (the "Act"), is relevant to Carreker Corporation for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in
Article 5069-1D.003 (Section 303.201) of the Act; subject, however, to any right Carreker Corporation subsequently may have under applicable law to change the method of determining the Maximum Rate.

2. ACCRUAL METHOD. Interest at the Rate set forth above will be calculated by the 365/360 day method (i.e., a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Carreker Corporation shall determine at its option.

     Borrower shall pay the principal of this Note in full together with all accrued but unpaid interest thereon on March 30, 2004.

4. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note, including without limitation that certain Pledge Agreement ("Pledge Agreement") of even date herewith between Borrower and Carreker Corporation, or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Carreker Corporation (collectively, the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Carreker Corporation of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Carreker Corporation, or any indulgence shown by Carreker Corporation (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Carreker Corporation shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Carreker Corporation of, or otherwise affect, any of Carreker Corporation's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Carreker Corporation's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

5. PREPAYMENTS. Borrower shall have the right to prepay, at any time and from time to time upon three (3) days' prior written notice to Carreker Corporation, without fee, premium or penalty, all or any portion of the outstanding principal balance hereof, provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Carreker Corporation under the other Loan Documents on or before the date of prepayment, but which have not been fully paid. All prepayments of principal shall be applied in such order as Carreker Corporation shall determine in its sole discretion.

6. EVENTS OF DEFAULT. It shall be an event of default under this Note and each of the other documents executed in connection herewith if any of the following shall occur: (a) Borrower shall fail to make any payment of principal, interest or other amounts under this Note, or on or under any other Loan Document, when due and such default shall continue for a period of five
(5) Business Days; (b) a default, breach or failure to timely and properly pay, observe or perform, shall occur on the part of an Obligor under any other Loan Document and such default, breach, or other failure, if the same can be cured, shall continue for a period of five (5) Business Days after notice thereof by Carreker Corporation to such Obligor (provided, that such five (5) Business Day notice and cure period shall NOT apply for the benefit of Borrower to any provision of the Loan Documents that expressly otherwise provides a period for notice, cure, or both); (c) any voluntary bankruptcy proceeding or any similar action is commenced with respect to an Obligor or any of such Obligor's assets or with respect to Exchange Applications, Inc. or any successor thereto; (d) any involuntary bankruptcy proceeding or similar action is commenced with respect to an Obligor or any of such Obligor's assets and such proceeding is not dismissed within sixty (60) days after commencement; (e) any representation or warranty made by an Obligor in connection with this Note shall be false or incorrect in any material respect when made or deemed made and, if the same can be made true or corrected, such falsity or incorrectness shall continue for a period of five (5) Business Days after notice thereof by Carreker Corporation to such Obligor; (f) the passage of sixty (60) days following the appointment of an executor or personal representative following the death or legal incapacity of Borrower, or the death of any other Obligor (if an individual); (g) the entry of a judgment against any Obligor that Carreker Corporation deems to be of a material nature, in Carreker Corporation's sole but reasonable discretion; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for, any material property of an Obligor; or (i) the failure of Borrower to comply with any material law or material regulation to which he is subject if such failure has a material adverse effect upon the value of the collateral ("Collateral") covered by the Pledge Agreement.

7. REMEDIES UPON DEFAULT. Whenever there is a default or event of default under this Note, (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Carreker Corporation (however acquired or evidenced) shall, at the option of Carreker Corporation, become immediately due and payable and any obligation of Carreker Corporation to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal hereof shall be increased at Carreker Corporation's discretion up to the lesser of (i) the maximum rate allowed by law or (ii) the rate 4% per annum in excess of the rate that otherwise would apply (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Carreker Corporation's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and
interest is paid in full.   Additionally, Carreker Corporation shall have all
rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

8. NON-WAIVER. The failure at any time of Carreker Corporation to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Carreker Corporation shall be cumulative and may be pursued singly, successively or together, at the option of Carreker Corporation. The acceptance by Carreker Corporation of any partial payment shall not constitute a waiver of any default or event of default or of any of Carreker Corporation's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Carreker Corporation unless the same shall be in writing, duly signed on behalf of Carreker Corporation; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Carreker Corporation or the obligations of Obligors to Carreker Corporation in any other respect at any other time.

9. APPLICABLE LAW, VENUE AND JURISDICTION. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Carreker Corporation's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Carreker Corporation from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

10. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

11. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Carreker Corporation and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Carreker Corporation.

12. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

13. LIMITED RECOURSE. Notwithstanding anything contained in this Note or the other Loan Documents to the contrary, but subject to the qualifications provided in this Section 13, Carreker Corporation agrees that (i) Borrower shall be liable upon the indebtedness evidenced by this Note to the full extent (but only to the extent) of Borrower's interest in that certain stock of Exchange Applications, Inc. ("Exchange Applications Stock") and proceeds therefrom which Borrower has pledged to Carreker Corporation under the Pledge Agreement, (ii) if a default occurs under this Note or under the other Loan Documents, any judicial proceedings brought by Carreker Corporation against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights, benefits and security interests now or at any time hereafter securing the payment of this Note and the satisfaction of the other obligations of Borrower under this Note or under the other Loan Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Exchange Applications Stock and proceeds therefrom, except with respect to the liability described below in this Section 13, and
(iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights, benefits or security interests securing the payment of this Note or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness evidenced by this Note shall be sought or obtained by Carreker Corporation against Borrower, except with respect to the liability described below in this Section 13.

Notwithstanding the foregoing provisions of this Section 13, Borrower shall be fully and personally liable and subject to legal action for the following:

(a) for proceeds from the sale of all or any portion of the Exchange Applications Stock not paid to Carreker Corporation in accordance with the terms of this Note or the other Loan Documents;

(b) for Borrower's failure to pay any valid taxes or assessments on any portion of the Exchange Applications Stock or proceed therefrom;

(c) for any fraud or material misrepresentation by Borrower in connection with this Note or any other Loan Document;

(d) for Borrower's breach of the representations made by Borrower in Section 3.H. of that certain Loan Agreement of even date herewith between Borrower and Carreker Corporation; and

(e) for Borrower's failure to comply with any of the covenants or agreements set forth in this Note or the Pledge Agreement.

Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents (x) nothing herein shall be deemed to be a waiver of any right which Carreker Corporation may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced by this Note and the other obligations of Borrower under the Loan Documents or to require that all collateral shall continue to secure all indebtedness evidenced by this Note and the other obligations owing to Carreker Corporation in accordance with this Note and the other Loan Documents, and (y) Borrower shall be fully and personally liable and subject to legal action for the indebtedness evidenced by this Note and the other obligations of Borrower under the Loan Documents and the foregoing limitation of liability under this Section 13 shall be null and void and of no force or effect in the event that (i) Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Carreker Corporation relative to the Exchange Applications Stock or any part thereof in which Borrower or such representative does not prevail, or (ii) an action or proceeding is commenced by or against Borrower under any Debtor Relief Laws, including, without limitation, the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto. Furthermore, all amounts for which Borrower is fully and personally liable and subject to legal action hereunder shall include all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys' fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever which may at anytime be imposed upon, incurred by or awarded against Carreker Corporation in connection with this Section 13. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under this Note or the other Loan Documents or the lien of the Loan Documents upon the Exchange Applications Stock, or (2) preclude Carreker Corporation from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights or remedies of Carreker Corporation except as stated in this section, or (3) limit or impair in any way whatsoever any indemnity or guaranty agreement executed and delivered by Borrower or otherwise in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to any such indemnity or guaranty agreement.

14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S., WHICH WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR LIMIT THE RIGHT OF CARREKER CORPORATION HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. CARREKER CORPORATION MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO CARREKER CORPORATION THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS OR COMMERCIAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

NOTICE OF FINAL AGREEMENT (PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE):

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                              BORROWER:

                                              /s/ Robert E. Hall
                                              --------------------------
                                              ROBERT E. HALL